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                                                                  EXHIBIT 99.1




Contact:  Tarpley B. Jones
          President & Chief Executive Officer
          (615) 665-7474



              PHYCOR ANNOUNCES CONFIRMATION OF REORGANIZATION PLAN

Nashville, TN (July 25, 2002) - PhyCor announced today that its creditors have overwhelmingly approved its bankruptcy reorganization plan and that the plan has been confirmed by the United States Bankruptcy Court for the Southern District of New York. PhyCor expects the plan to be consummated on or about July 31, 2002. When the plan is consummated, PhyCor will change its name to Aveta Health, Inc. PhyCor filed for Chapter 11 bankruptcy relief on January 31, 2002.

         Under the terms of the reorganization plan, PhyCor's creditors, including holders of its 4.5% convertible subordinated debentures, will receive
5.7 million shares of Aveta Health, Inc. common stock, except that holders of allowed claims against PhyCor below $50,000 will receive a cash payment of 12.2% of their claim. PhyCor's common stockholders will not participate in the plan and their common stock will be canceled. The Company anticipates that the newly issued stock of Aveta Health, Inc. will not be publicly traded.

         Commenting on the reorganization, President and Chief Executive Officer Tarpley B. Jones, said, "Bankruptcy is a difficult process because a company must confront those institutions and individuals who lost substantial sums of money while it tries to maintain its customer base. I am pleased, however, that PhyCor was in bankruptcy for only six months and that our operating units performed well during this time. That is a testament to the months of hard work that went into formulating the bankruptcy plan. Aveta Health will emerge from bankruptcy with a good business plan and solid opportunities for growth."

         Aveta will have an entirely new Board of Directors, consisting of Mr. Jones, as Chairman, and Paul Giordano, Scott Creedon, Gary Glatter and Joseph Mark.

         Acting as counsel to the Company during the bankruptcy process were the New York Office of Skadden, Arps, Slate, Meagher & Flom LLP and Waller Lansden Dortch Davis PLLC of Nashville. The Company's financial advisor was Jefferies & Company, Inc.



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PhyCor Announces Confirmation
   of Reorganization Plan
July 25, 2002
Page 2


         Aveta Health, which will remain headquartered in Nashville, is a healthcare risk management company that provides services to 630,000 individuals in California, Illinois, Tennessee and Kansas. Aveta Health arranges for the provision of healthcare services through its relationships with its owned and affiliated Independent Physician Associations (IPAs) and Physician Hospital Organizations (PHOs). Aveta Health provides these services through its North American Medical Management (NAMM) subsidiaries. Aveta also has two divisions that provide contract management services to hospital-owned physician groups (Pivot Health) and consulting and related services to physician groups (Medical Group Practice Systems).

         Statements about the consummation of the Plan and about future operations of the Company, including the trading of its securities made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. They involve a number or risks and uncertainties that are difficult to predict, including, but not limited to, an appeal of the Court's confirmation order by a creditor and the Company's ability to deregister its securities under the Securities Exchange Act. Actual events could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual events to differ materially from those in forward-looking statements are specified in the Company's Annual Report on Form 10-K and quarterly reports on Form 10-Q on file with the Securities and Exchange Commission.



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